Exhibit 99.1

Web.com Group, Inc.
12808 Gran Bay Parkway West
Jacksonville, FL 32258
T 904 680 6600
F 904 880 0350
NASDAQ: WWWW

Web.com Reports First Quarter 2013 Financial Results

•	First quarter revenue and profitability exceed high end of guidance

•	Added 21,000 net new subscribers, ending the quarter at 3.03 million subscribers

•	Average Revenue Per User of $13.89 grew $0.12 sequentially

•	Completed second debt re-financing increasing total annualized interest savings to $18 million

JACKSONVILLE, FL - May 2, 2013 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the first quarter ended March 31, 2013.

“Web.com delivered a strong performance to start 2013, with first quarter revenue and profitability exceeding the high-end of our guidance,” said David Brown, Chairman and CEO of Web.com. “The successful expansion of our average revenue per user and 3 million plus subscriber base is improving the long-term growth profile of Web.com. We also remain focused on maintaining our strong margins and looking for opportunities to further enhance profitability, such as our recent debt re-financings that are expected to drive annualized interest savings of more than $18 million.”

Brown added, “We continue to invest in initiatives that will expand adoption of our higher value-added products and services. During 2013, we have already added eight new geographic markets with our Feet on the Street program and kicked off our series of Small Business Forums in conjunction with our PGA sponsorship of the Web.com Tour. In addition, the roll out of new services such as FaceBook Boost and Full-Service Search Engine Optimization further enhances our broad suite of solutions.”

Summary of First Quarter 2013 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $115.5 million for the first quarter of 2013, compared to $91.5 million for the first quarter of 2012. Non-GAAP revenue was $128.1 million for the first quarter of 2013, up 7% on a year-over-year basis and above the high end of the company's guidance range of $126.5 million to $128.0 million.

•
GAAP operating loss was $2.5 million for the first quarter of 2013. For the first quarter of 2012, the company reported a GAAP operating loss of $18.5 million. Non-GAAP operating income was $34.2 million for the first quarter of 2013, an increase from $32.0 million for the first quarter of 2012 and representing a non-GAAP operating margin of 27%.

•
GAAP net loss from continuing operations was $46.5 million, or ($0.97) per diluted share, for the first quarter of 2013, including a $19.5 million charge for a loss related to debt extinguishment. GAAP net loss from continuing operations was $29.8 million, or ($0.65) per diluted share, in the first quarter of 2012. Non-GAAP net income from continuing operations was $24.5 million for the first quarter of 2013, or $0.48 per diluted share, up 37% on a year-over-year basis and above the company's guidance of $0.44 to $0.46 per diluted share. The Company had non-GAAP net income of $17.2 million, or $0.35 per diluted share, for the first quarter of 2012.

•	Adjusted EBITDA was $36.9 million for the first quarter of 2013, an increase from $34.0 million for the first quarter of 2012, and representing a 29% adjusted EBITDA margin.

•
The Company generated cash from operations of $11.0 million for the first quarter of 2013, or $18.2 million excluding a $7.2 million one-time prepayment penalty paid as part of its recent debt refinancing. This compared to $14.8 million of cash flow from operations for the first quarter of 2012.

First Quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,030,000, at the end of the first quarter of 2013, up more than 21,000 from the end of the fourth quarter.

•	Web.com's average revenue per user (ARPU) was $13.89 for the first quarter of 2013, representing a sequential increase of $0.12 from $13.77 for the fourth quarter of 2012.

•	Customer churn was approximately 1% for the first quarter of 2013, consistent with the previous record low levels of recent quarters.

Conference Call Information

Management will host a conference call today May 2, 2013, at 5:00 p.m. (Eastern Time), to discuss Web.com's first quarter financial results and other matters related to the Company's business and forward looking guidance on selected financial metrics. A live webcast of the call will be available at the “Investor Relations” page of Web.com's website, http://ir.web.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 411129. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq:WWWW) is a leading provider of online marketing for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, email marketing, general contractor leads, franchise and homeowner association websites, shopping cart software, eCommerce website design and call center services. For more information on the company, please visit http://www.web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income. Web.com excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring charges, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and deferred expense, restructuring charges, corporate development expenses, amortization of deferred financing fees, stock-based compensation, gains or losses from asset sales and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, gains or losses from asset sales, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company's competitors' operating results.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from various non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Depreciation expense. Web.com incurs depreciation expense associated with its fixed assets. Although the fixed assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from certain non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Amortization of deferred financing fees. Web.com incurs amortization expense related to deferred financing fees. This item is excluded because Web.com believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from various non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Restructuring charges. Web.com has recorded restructuring charges. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense or benefit. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management's internal comparisons to the Company's historical operating results. Web.com also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisition and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales and certain other transactions. Web.com excludes the impact of asset sales and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the non-cash impact of this item is not considered part of our ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding expected growth in ARPU, expected subscriber growth, and expected strong cash flow and continued use of it to reduce Web.com's debt balance, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com and Network Solutions; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts:
Web.com
Jenny Kobin
Vice President, Investor Relations
904-680-6909
jkobin@web.com

ICR for Web.com
Brian Denyeau
646-277-1251
brian.denyeau@icrinc.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Loss
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2013	2012
Revenue	$115,546	$91,514
Cost of revenue	42,640	38,608

Gross profit	72,906	52,906

Operating expenses:
Sales and marketing	33,364	26,844
Research and development	8,212	9,707
General and administrative	13,780	14,306
Restructuring charges	—	912
Depreciation and amortization	20,040	19,679
Total operating expenses	75,396	71,448
Loss from operations	(2,490)	(18,542)

Interest expense, net	(9,951)	(17,776)
Loss from debt extinguishment	(19,526)	—
Net loss before income taxes	(31,967)	(36,318)
Income tax (expense) benefit	(14,536)	6,539
Net loss	$(46,503)	$(29,779)

Other comprehensive income:
Unrealized gains on investments, net of tax	9	—
Total comprehensive loss	$(46,494)	$(29,779)

Basic earnings per share:
Net loss per common share	$(0.97)	$(0.65)
Diluted earnings per share:
Net loss per common share	$(0.97)	$(0.65)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$13,587	$15,181
Accounts receivable, net of allowance of $2,281 and $2,337, respectively	16,754	15,007
Prepaid expenses	10,776	6,697
Deferred expenses	59,311	59,255
Deferred taxes	13,781	18,092
Other current assets	4,984	5,116
Total current assets	119,193	119,348

Property and equipment, net	40,786	40,079
Deferred expenses	62,632	63,147
Goodwill	628,176	628,176
Intangible assets, net	452,417	469,703
Other assets	5,581	6,817
Total assets	$1,308,785	$1,327,270

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,389	$6,385
Accrued expenses	12,990	11,562
Accrued compensation and benefits	4,280	15,413
Accrued restructuring costs and other reserves	746	1,477
Deferred revenue	201,174	191,149
Current portion of debt	42,217	4,681
Other liabilities	2,691	2,556
Total current liabilities	271,487	233,223

Deferred revenue	183,577	175,816
Long-term debt	657,529	688,140
Deferred tax liabilities	74,032	64,126
Other long-term liabilities	5,258	4,352
Total liabilities	1,191,883	1,165,657
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 49,692,899 and 49,175,642 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	50	49
Additional paid-in capital	455,804	454,022
Accumulated other comprehensive income	14	5
Accumulated deficit	(338,966)	(292,463)
Total stockholders' equity	116,902	161,613
Total liabilities and stockholders' equity	$1,308,785	$1,327,270

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended March 31,
	2013	2012
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$115,546	$91,514
Fair value adjustment to deferred revenue	12,547	27,823
Non-GAAP revenue	$128,093	$119,337

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(46,503)	$(29,779)
Amortization of intangibles	17,286	17,692
(Gain) loss on sale of assets	(6)	402
Stock based compensation	6,365	2,680
Income tax expense (benefit)	14,536	(6,539)
Restructuring charges	—	912
Corporate development	—	334
Amortization of deferred financing fees	583	3,323
Cash income tax expense	(286)	(285)
Fair value adjustment to deferred revenue	12,547	27,823
Fair value adjustment to deferred expense	454	676
Loss on debt extinguishment	19,526	—
Non-GAAP net income	$24,502	$17,239

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss	$(0.97)	$(0.65)
Amortization of intangibles	0.36	0.39
(Gain) loss on sale of assets	—	0.01
Stock based compensation	0.13	0.06
Income tax expense (benefit)	0.30	(0.14)
Restructuring charges	—	0.02
Corporate development	—	0.01
Amortization of deferred financing fees	0.01	0.07
Cash income tax expense	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.26	0.60
Fair value adjustment to deferred expense	0.01	0.01
Loss on debt extinguishment	0.42	—
Basic Non-GAAP net income per share	$0.51	$0.37

Reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income per share	Three Months Ended March 31,
Diluted shares:	2013	2012
Basic weighted average common shares	48,085	46,140
Diluted stock options	2,134	2,279
Diluted restricted stock	681	1,096
Total diluted weighted average common shares	50,900	49,515

Diluted GAAP net loss per share	$(0.97)	$(0.65)
Diluted equity	0.06	0.04
Amortization of intangibles	0.33	0.37
(Gain) loss on sale of assets	—	0.01
Stock based compensation	0.13	0.05
Income tax expense (benefit)	0.29	(0.13)
Restructuring charges	—	0.02
Corporate development	—	0.01
Amortization of deferred financing fees	0.01	0.07
Cash income tax expense	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.25	0.56
Fair value adjustment to deferred expense	0.01	0.01
Loss on debt extinguishment	0.38	—
Diluted Non-GAAP net income per share	$0.48	$0.35

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(2,490)	$(18,542)
Amortization of intangibles	17,286	17,692
(Gain) loss on sale of assets	(6)	402
Stock based compensation	6,365	2,680
Restructuring charges	—	912
Corporate development	—	334
Fair value adjustment to deferred revenue	12,547	27,823
Fair value adjustment to deferred expense	454	676
Non-GAAP operating income	$34,156	$31,977

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	(2)%	(20)%
Amortization of intangibles	13	15
(Gain) loss on sale of assets	—	—
Stock based compensation	5	2
Restructuring charges	—	1
Corporate development	—	—
Fair value adjustment to deferred revenue	10	28
Fair value adjustment to deferred expense	1	1
Non-GAAP operating margin	27%	27%

Reconciliation of GAAP operating loss to adjusted EBITDA	Three Months Ended March 31,
	2013	2012
GAAP operating loss	$(2,490)	$(18,542)
Depreciation and amortization	20,040	19,679
(Gain) loss on sale of assets	(6)	402
Stock based compensation	6,365	2,680
Restructuring charges	—	912
Corporate development	—	334
Fair value adjustment to deferred revenue	12,547	27,823
Fair value adjustment to deferred expense	454	676
Adjusted EBITDA	$36,910	$33,964

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	(2)%	(20)%
Depreciation and amortization	16	16
(Gain) loss on sale of assets	—	—
Stock based compensation	5	2
Restructuring charges	—	1
Corporate development	—	—
Fair value adjustment to deferred revenue	10	28
Fair value adjustment to deferred expense	—	1
Adjusted EBITDA margin	29%	28%

Revenue
Subscription	$113,280	$88,850
Professional services and other	2,266	2,664
Total	$115,546	$91,514

Stock based compensation
Cost of revenue	$528	$305
Sales and marketing	1,498	616
Research and development	833	481
General and administration	3,506	1,278
Total	$6,365	$2,680

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands, except for per share amounts)
(unaudited)
	Three months ended March 31,
	2013	2012
Cash flows from operating activities
Net loss	$(46,503)	$(29,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from debt extinguishment	12,286	—
Depreciation and amortization	20,040	19,679
Stock based compensation	6,365	2,680
Deferred income taxes	14,217	(6,824)
Amortization of debt issuance costs and other	577	3,725
Changes in operating assets and liabilities:
Accounts receivable, net	(1,747)	(2,156)
Prepaid expenses and other assets	(5,098)	(3,294)
Deferred expenses	460	(1,039)
Accounts payable	2,045	2,958
Accrued expenses and other liabilities	2,469	(972)
Accrued compensation and benefits	(11,133)	(8,136)
Accrued restructuring	(731)	(1,624)
Deferred revenue	17,786	39,605
Net cash provided by operating activities	11,033	14,823

Cash flows from investing activities
Capital expenditures	(4,496)	(2,679)
Net cash used in investing activities	(4,496)	(2,679)

Cash flows from financing activities
Stock issuance costs	(2)	(86)
Common stock repurchased	(5,666)	(3,199)
Payments of long-term debt	(669,576)	(11,500)
Proceeds from exercise of stock options	1,085	1,602
Proceeds from long-term debt issued	668,350	—
Debt issuance costs	(2,322)	—
Net cash used in financing activities	(8,131)	(13,183)

Net decrease in cash and cash equivalents	(1,594)	(1,039)
Cash and cash equivalents, beginning of period	15,181	13,364
Cash and cash equivalents, end of period	$13,587	$12,325

Supplemental cash flow information
Interest paid	$15,635	$14,755
Income tax (received) paid	$(31)	$58